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                                                                    EXHIBIT 4.12

                        REGISTRATION RIGHTS AGREEMENT


                  THIS REGISTRATION RIGHTS AGREEMENT, dated as of August ___, 2001, is entered into by and between Health Care Property Investors, Inc., a Maryland corporation (the "Company"), and the parties identified on the signature page hereof as a "Unitholder" (collectively, the "Unitholders").

                                  RECITALS
                                  --------

                  WHEREAS, the Company, the Unitholders and HCPI/Utah II, LLC, a Delaware limited liability company (the "Operating LLC") have entered into that certain Contribution Agreement dated as of the date hereof (the "Contribution Agreement") providing, among other things, for the contribution of certain property by the Unitholders to the Operating LLC and the contribution of cash by the Company to the Operating LLC; and

                  WHEREAS, it is a condition to the closing of the transactions contemplated by the Contribution Agreement that the parties hereto enter into this Agreement;

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                ARTICLE I.
                               DEFINITIONS

                  Section 1.1 Definitions. The following capitalized terms, as used in this Agreement, have the following meanings:

                  "Agreement" means this Registration Rights Agreement, as it may be amended, supplemented or restated from time to time.

                  "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York, Los Angeles, California or Salt Lake City, Utah are authorized by law to close.

                  "Closing Price" means (i) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any, or (ii) if the Common Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (1) the last sales price (if the Common Stock is then listed as a National Market Issue under the NASD National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the Common Stock as reported by NASDAQ or such successor quotation system or (iii) if the Common Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the Common Stock.

                  "Commission" means the Securities and Exchange Commission.

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                  "Common Stock" means the common stock, par value $1.00 per share, of the Company.

                  "Company" has the meaning set forth in the preamble to this Agreement.

                  "Contribution Agreement" has the meaning set forth in the recitals to this Agreement.

                  "Demand Registration" has the meaning set forth in Section 3.1(a) hereof.

                  "Demand Registration Statement" has the meaning set forth in
Section 3.1(a) hereof.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchangeable LLC Units" means LLC Units which may be exchanged for Common Stock pursuant to the LLC Agreement.

                  "Filing Date" has the meaning set forth in Section 2.1 hereof.

                  "Full Conversion Date" has the meaning set forth in Section
2.1 hereof.

                  "Holder" means any Person (including a Unitholder) who is the record or beneficial owner of any Registrable Security or any assignee or transferee of such Registrable Security (including assignments or transfers of Registrable Securities to such assignees or transferees as a result of the foreclosure on any loans secured by such Registrable Securities) unless such Registrable Security is acquired in a sale pursuant to a registration statement under the Securities Act or pursuant to a transaction exempt from registration under the Securities Act, in each such case where the security sold in such transaction may be resold without subsequent registration under the Securities Act.

                  "Inspectors" has the meaning set forth in Section 3.1(h).

                  "Issuance Registration Statement" has the meaning set forth in
Section 2.1.

                  "LLC Agreement" means the Amended and Restated Limited Liability Company Agreement of the Operating LLC dated as of the date of this Agreement, as the same may be amended, modified or restated from time to time.

                  "LLC Units" has the meaning set forth in the LLC Agreement.

                  "Operating LLC" has the meaning set forth in the recitals to this Agreement.

                  "Person" means an individual or a corporation, partnership, limited liability company, association, trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "Piggyback Registration Statement" means any registration statement of the Company in which Registrable Securities are included pursuant to Section 3.1 hereof.

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                  "Records" has the meaning set forth in Section 3.1(h).

                  "Registration Expenses" has the meaning set forth in Section 3.4.

                  "Registrable Securities" means shares of Common Stock of the Company issued upon exchange of Exchangeable LLC Units pursuant to the terms of the LLC Agreement at any time owned, either of record or beneficially, by any Holder unless and until (i) a registration statement covering such shares has been declared effective by the Commission and the shares have been issued by the Company to Holder upon exchange of Exchangeable LLC Units pursuant to the effective registration statement or have been sold or transferred by Holder to another Person pursuant to the effective registration statement, (ii) such shares are sold pursuant to the provisions of Rule 144 under the Securities Act (or any similar provisions then in force) ("Rule 144"), (iii) such shares are held by a Holder who is not an affiliate of the Company within the meaning of Rule 144 (a "Rule 144 Affiliate") and may be sold pursuant to Rule 144(k) under the Securities Act, (iv) such shares are held by a Holder who is a Rule 144 Affiliate and all such shares may be sold pursuant to Rule 144 within a period of three months in accordance with the volume limitations set forth in Rule 144(e)(1), or (iv) such shares have been otherwise transferred in a transaction that would constitute a sale under the Securities Act and such shares may be resold without subsequent registration under the Securities Act.

                  "Reinstatement Period" has the meaning set forth in Section
3.1.

                  "Resale Prospectus" has the meaning set forth in Section 3.5.

                  "Resale Registration Statement" has the meaning set forth in
Section 3.5.

                  "S-3 Expiration Date" means the date on which Form S-3 (or a similar successor form of registration statement) is not available to the Company for the registration of Registrable Securities pursuant to the Securities Act.

                  "Secondary Offering Securities Holders" has the meaning set forth in Section 3.1(b).

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Selling Holder" means a Holder who is selling Registrable Securities pursuant to a Demand Registration Statement or a Piggyback Registration Statement.

                  "Supplemental Rights Period" has the meaning set forth in
Section 3.1.

                  "Unitholders" has the meaning set forth in the preamble to this Agreement.

                                ARTICLE II.
                               REGISTRATION

                  Section 2.1 Registration Statement Covering Issuance of Common Stock. Subject to the provisions of Article III hereof, the Company will
                                           -----------
file with the Commission a registration statement on Form S-3 (the "Issuance Registration Statement") under Rule 415

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under the Securities Act covering the issuance to Holders of shares of Common
Stock in exchange for Exchangeable LLC Units, such filing to be made within the two (2) week period following the date (the "Filing Date") which is the later of
(i) a date which is fourteen (14) days prior to the first date on which the Exchangeable LLC Units issued pursuant to the Contribution Agreement may be exchanged for shares of Common Stock pursuant to the provisions of the LLC Agreement or (ii) such other date as may be required by the Commission pursuant to its interpretation of applicable federal securities laws and the rules and regulations promulgated thereunder. The Company may, in its sole discretion, also include in such Issuance Registration Statement any shares of Common Stock to be issued in exchange for securities of HCPI/Utah, LLC, a Delaware limited liability company. The Company shall use its reasonable efforts to cause the Issuance Registration Statement filed with the Commission to be declared effective by the Commission as soon as practicable following the filing, and within sixty (60) days after filing. In the event the Company is unable to cause the Issuance Registration Statement to be declared effective by the Commission, then the rights of the Holders set forth in Sections 3.1 and 3.2 hereof shall apply to Common Stock received by Holders upon exchange of the Exchangeable LLC Units for shares of Common Stock. Notwithstanding the availability of rights under Section 3.1 hereof, the Company shall continue to use its reasonable efforts to cause the Issuance Registration Statement to be declared effective by the Commission and if it shall be declared effective by the Commission, the obligations of the Company under Section 3.1 hereof shall cease. The Company agrees to use its reasonable efforts to keep the Issuance Registration Statement continuously effective (a) until the earlier of (i) the S-3 Expiration Date, or
(ii) the first date (the "Full Conversion Date") on which no Exchangeable LLC Units (other than those held by the Company) remain outstanding, and (b) during any Reinstatement Period.

                                 ARTICLE III.
                             REGISTRATION RIGHTS

                  Section 3.1 Registration Rights if Form S-3 is Not Available. The following provisions shall apply with respect to Registrable Securities during the period, if any, beginning on the S-3 Expiration Date (or, if the S-3 Expiration Date shall occur before the 30th day prior to the first date on which the Exchangeable LLC Units issued pursuant to the Contribution Agreement may be exchanged for shares of Common Stock, beginning on such 30th prior day) and ending on the date when the Company would no longer be obligated to maintain the applicable registration statement in effect pursuant to the terms of Section 2.1 if the S-3 Expiration Date had not occurred (the "Supplemental Rights Period"); provided, however, that the Supplemental Rights Period shall not include any
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period following the S-3 Expiration Date and prior to the Full Conversion Date if during that period (the "Reinstatement Period") the Company shall again be entitled to use Form S-3 (or a similar successor form of registration statement) for registration of the Registrable Securities. During the Supplemental Rights Period, the Holders shall have the following rights:

                       (a) Demand Rights. Holders may make a written demand for registration under the Securities Act of all or part of the Registrable Securities (a "Demand Registration"); provided, however, that (i) the Company
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shall not be obligated to effect more than one Demand Registration for Holders in any twelve month period, and (ii) the number of Registrable Securities proposed to be sold by the Holders making such written demand either (x) shall be all the Registrable Securities owned by all Holders of all Registrable Securities or

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(y) shall have an estimated market value at the time of such demand (based upon the then market price of a share of Common Stock) of at least $1,000,000. The Company shall file any registration statement required by this Section 3.1(a) (a "Demand Registration Statement") with the Commission within thirty (30) days of receipt of the requisite Holder demand and shall use its reasonable efforts to cause the Demand Registration Statement to be declared effective by the Commission as soon as practicable thereafter. The Company shall give written notice of the proposed filing of the Demand Registration Statement to the Holders of Registrable Securities and Exchangeable LLC Units as soon as practicable (but in no event less than ten (10) days before the anticipated filing date), and such notice shall offer such Holders the opportunity to participate in such Demand Registration and to register such number of shares of Registrable Securities as each such Holder may request. The Company shall use its reasonable efforts to keep each such Demand Registration Statement continuously effective for a period of forty five (45) days, unless the offering pursuant to the Demand Registration Statement is an underwritten offering and the managing underwriter requires that the Demand Registration Statement be kept effective for a longer period of time, in which event the Company shall maintain the effectiveness of the Demand Registration Statement for such longer period up to one hundred twenty (120) days (such period, in each case, to be extended by the number of days, if any, during which Holders were not permitted to make offers or sales under the Demand Registration Statement by reason of Section 3.3 hereof). The Company may elect to include in any Demand Registration Statement additional shares of Common Stock to be issued by the Company, subject, in the case of an underwritten secondary Demand Registration, to cutback by the managing underwriters. A registration shall not constitute a Demand Registration under this Section 3.1(a) until the Demand Registration Statement has been declared effective.

                       (b) Piggyback Rights. If the Company at any time during the Supplemental Rights Period proposes to file a registration statement under the Securities Act with respect to an offering of shares of Common Stock for its own account or for the account of any holders of shares of its Common Stock, in each case solely for cash (other than an Issuance Registration Statement or a registration statement (i) on Form S-8 or any successor form to Form S-8 or in connection with any employee or director welfare, benefit or compensation plan, (ii) in connection with an exchange offer or an offering of securities exclusively to existing security holders of the Company or its subsidiaries or (iii) relating to a transaction pursuant to Rule 145 of the Securities Act), the Company shall give written notice of the proposed registration to the record owners of Registrable Securities and Exchangeable LLC Units at least twenty (20) days prior to the filing of the registration statement. The Holders of Registrable Securities shall have the right to request that all or any part of the Registrable Securities be included in the registration by giving written notice to the Company within ten (10) days after the giving of the foregoing notice by the Company; provided, however, (A) if
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the registration relates to an underwritten primary offering on behalf of the
Company and the managing underwriters of the offering determine in good faith that the aggregate amount of securities of the Company which the Company, Holders of Registrable Securities and holders of other piggyback registration rights propose to include in the registration statement exceeds the maximum amount of securities that could practicably be included therein, the Company will include in the registration, up to such maximum amount, first, the securities which the Company proposes to sell, and second, pro rata, the Registrable Securities and the securities proposed to be included by any holders of other piggyback registration rights, and (B) if the registration is an underwritten secondary registration on behalf of any of the other security holders of the Company (the "Secondary Offering Security

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Holders") and the managing underwriters determine in good faith that the aggregate amount of securities which the Holders of Registrable Securities, the Secondary Offering Security Holders and the holders of other piggyback registration rights propose to include in the registration exceeds the maximum amount of securities that could practicably be included therein, the Company will include in the registration, up to such maximum amount, first, the securities to be sold for the account of the Secondary Offering Security Holders, and second, pro rata, the Registrable Securities and the securities proposed to be included by any holders of other piggyback registration rights. The Company shall use its commercially reasonable efforts to cause, but shall not be obligated to cause, the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a piggyback registration to be included on the same terms and conditions as any similar securities of the Company included therein. (It is understood, however, that the underwriters shall have the right to terminate entirely the participation of the Holders of Registrable Securities if the underwriters eliminate entirely the participation in the registration of all the other holders electing to include securities in the registration (other than the Company and the Secondary Offering Security Holders) because it is not practicable to include such securities in the registration.) If the registration is not an underwritten registration, then all of the Registrable Securities requested to be included in the registration shall be included. Registrable Securities proposed to be registered and sold pursuant to an underwritten offering for the account of the Holders of Registrable Securities shall be sold to prospective underwriters selected by such Holders and approved by the Company and on the terms and subject to the conditions of one or more underwriting agreements negotiated between the Company, the Secondary Offering Security Holders, the Holders of Registrable Securities and any other holders demanding registration and the prospective underwriters. Registrable Securities need not be included in any registration statement pursuant to this provision if in the opinion of counsel to the Company (a copy of which opinion is delivered to the record owners of Registrable Securities) registration under the Securities Act is not required for public distribution of the Registrable Securities. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3.1(b) prior to the effectiveness of the registration statement whether or not any holder has elected to include any Registrable Securities in the registration statement.

                       (c) Company Repurchase. Upon receipt by the Company of a registration demand pursuant to Section 3.1(a), the Company may, but will not be obligated to, purchase for cash from any Holder so requesting registration all, but not less than all, of the Registrable Securities which are the subject of the request at a price per share equal to the average of the Closing Prices of a share of Common Stock for the ten (10) trading days immediately preceding the date of receipt by the Company of the registration request. In the event the Company elects to purchase the Registrable Securities which are the subject of a registration request, the Company shall notify the Holder within five Business Days of the date of receipt of the request by the Company, which notice shall indicate (i) that the Company will purchase for cash the Registrable Securities held by the Holder which are the subject of the request, (ii) the price per share, calculated in accordance with the preceding sentence, which the Company will pay the Holder and (iii) the date upon which the Company shall purchase the Registrable Securities, which date shall not be later than the tenth business day after receipt of the registration request. If the Company so elects to purchase the Registrable Securities which are the subject of a registration request, then upon such purchase the Company shall be relieved of its obligations under this Section 3.1 with respect to such Registrable Securities.

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                  Section 3.2  Additional Registration Procedures. In connection with any registration statement covering Registrable Securities filed by the Company pursuant to Section 2.1 or 3.1 hereof:

                       (a) Each Holder agrees to provide in a timely manner information requested by the Company regarding the proposed distribution by that Holder of the Registrable Securities and all other information reasonably requested by the Company in connection with the preparation of the registration statement covering the Registrable Securities.

                       (b) The Company will, if requested by any of the Holders, prior to filing a registration statement or prospectus, or any amendment or supplement thereto in connection with any Demand Registration Statement or Piggyback Registration Statement, furnish to each Selling Holder and each underwriter, if any, of the Registrable Securities covered by such registration statement or prospectus copies of such registration statement or prospectus or any amendment or supplement thereto as proposed to be filed, and thereafter furnish to such Selling Holder and underwriter, if any, such number of conformed copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Selling Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Holder.

                       (c) After the filing of the registration statement, the Company will promptly notify each Selling Holder of Registrable Securities covered by the registration statement of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

                       (d) In connection with any Demand Registration Statement or Piggyback Registration Statement, the Company will use reasonable efforts to register or qualify the Registrable Securities under such securities or blue sky laws of those jurisdictions in the United States (where an exemption is not available) as any Selling Holder or managing underwriter or underwriters, if any, reasonably (in light of the Selling Holder's intended plan of distribution) requests; provided, however, that the Company will not be required
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to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction.

                       (e) In connection with any Demand Registration Statement or Piggyback Registration Statement, the Company will enter into customary agreements (including an underwriting agreement, if any, in customary form) as are reasonably required in order to expedite or facilitate the disposition of Registrable Securities pursuant to the Demand Registration Statement or Piggyback Registration Statement. Each Selling Holder participating in an underwritten offering shall also enter into and perform its or his obligations under the underwriting agreement.

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                       (f)     The Company shall cause all such Registrable
Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed.

                       (g) The Company will immediately notify each Selling Holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances then existing, not misleading and promptly make available to each Selling Holder a reasonable number of copies of any such supplement or amendment.

                       (h) The Company will make available for inspection by any Selling Holder of such Registrable Securities, any underwriter participating in any disposition pursuant to such Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any such Selling Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to discharge their due diligence responsibility under the Securities Act, and cause the Company's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with the discharge of their due diligence responsibility. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Selling Holder of such Registrable Securities agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates or otherwise disclosed by it unless and until such is made generally available to the public. Each Selling Holder of such Registrable Securities further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

                       (i) In connection with a disposition of the Registrable Securities in which there is a participating underwriter or underwriters, the Company will furnish to each Selling Holder and to each underwriter, a signed counterpart, addressed to such Selling Holder or underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company's independent public accountants (to the extent permitted by the standards of the American Institute of Certified Public Accountants), each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the Holders of a majority of the Registrable Securities included in such offering or the managing underwriter or underwriters therefor reasonably requests.

                       (j) The Company will otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of twelve (12) months,

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beginning within three (3) months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder (or any successor rule or regulation hereafter adopted by the Commission).

                  Section 3.3  Material Developments; Suspension of Offering.

                       (a)     Notwithstanding the provisions of Sections 2.1 or
3.1 hereof or any other provisions of this Agreement to the contrary, the
Company shall not be required to file a registration statement or to keep any registration statement effective if the negotiation or consummation of a transaction by the Company or any of its subsidiaries is pending or an event has occurred, which negotiation, consummation or event would require additional disclosure by the Company in the registration statement of material information which the Company (in the judgment of management of the Company) has a bona
                                                                       ----
fide business purpose for keeping confidential and the nondisclosure of which in
----
the registration statement might cause the registration statement to fail to comply with applicable disclosure requirements; provided, however, that the
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Company (i) will promptly notify the Holders of Registrable Securities otherwise entitled to registration of the foregoing and (ii) may not delay, suspend or withdraw the registration statement for such reason more than twice in any twelve (12) month period or three times in any twenty-four (24) month period or for more than ninety (90) days at any time. Upon receipt of any notice from the Company of the happening of any event during the period the registration statement is effective which is of a type specified in the preceding sentence or as a result of which the registration statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made not misleading, Holders agree that they will immediately discontinue offers and sales of the Registrable Securities under the registration statement (until they receive copies of a supplemental or amended prospectus that corrects the misstatements or omissions and receive notice that any post-effective amendment has become effective). If so directed by the Company, Holders will deliver to the Company any copies of the prospectus covering the Registrable Securities in their possession at the time of receipt of such notice. In the event the Company shall give notice of the happening of an event of the kind described in this Section 3.3(a), the Company shall extend the period during which the affected registration statement is required to be maintained pursuant to this Agreement by the number of days during the period from and including the date of the giving of notice pursuant to this Section 3.3(a) to the date when the Company shall make available a prospectus supplemented or amended to conform with the requirements of the Securities Act.

                       (b) If all reports required to be filed by the Company pursuant to the Exchange Act have not been filed by the required date without regard to any extension, or if the consummation of any business combination by the Company has occurred or is probable for purposes of Rule 3-05 or Article 11 of Regulation S-X under the Securities Act, upon written notice thereof by the Company to the Holders, the rights of the Holders to acquire Registrable Securities pursuant to the Issuance Registration Statement or to offer, sell or distribute any Registrable Securities pursuant to any Demand Registration Statement or Piggyback Registration Statement or to require the Company to take action with respect to the registration of any Registrable Securities pursuant to this Agreement shall be suspended until the date on which the

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Company has filed such reports or obtained and filed the financial information required by Rule 3-05 or Article 11 of Regulation S-X to be included or incorporated by reference, as applicable, in the Issuance Registration Statement, the Demand Registration Statement or the Piggyback Registration Statement and the Company shall notify the Holders as promptly as practicable when such suspension is no longer required.

                  Section 3.4 Registration Expenses. In connection with any registration statement required to be filed hereunder, the Company shall pay the following registration expenses incurred in connection with the registration (the "Registration Expenses"): (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including the reasonable fees and expenses of counsel to the Company), (iii) printing expenses, (iv) internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with the listing of the Registrable Securities on each securities exchange on which similar securities issued by the Company are then listed, (vi) fees and disbursements of counsel for the Company and the independent public accountants of the Company, and (vii) the fees and expenses of any experts retained by the Company in connection with such registration. The Holders shall be responsible for the payment of any and all other expenses incurred by them in connection with the registration and sale of Registrable Securities, including, without limitation, brokerage and sales commissions, underwriting fees, discounts and commissions attributable to the Registrable Securities, fees and disbursements of counsel representing the Holders, and any transfer taxes relating to the sale or disposition of the Registrable Securities.

                  Section 3.5 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Selling Holder, its officers, directors, employees, representatives, and agents, and each Person, if any, who controls such Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, actions, damages, liabilities, costs and expenses (including, without limitation, but subject to the provisions of Section 3.7 hereof, reasonable attorneys' fees and disbursements caused by any untrue statement or alleged untrue statement of a material fact contained in any Demand Registration Statement or Piggyback Registration Statement (individually, a "Resale Registration Statement") or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus contained in a Resale Registration Statement at the time it became effective (a "Resale Prospectus"), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by such Selling Holder or on such Selling Holder's behalf expressly for inclusion therein; provided, however, that the Company will not be liable in any case to
         --------  -------
the extent that any such claim, loss, damage, liability or expense arises out of or is based upon any untrue statement or omission contained in a Resale Prospectus which was corrected in a supplement or amendment thereto if such claim is brought by a purchaser of Registrable Securities from the Selling Holder and the Selling Holder failed to deliver to such purchaser the supplement or amendment to the Resale Prospectus in a timely manner.

                  Section 3.6 Indemnification by Holders of Registrable Securities. Each Selling Holder of Resale Registrable Securities covered by a Registration Statement agrees to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in Section 3.5 from the Company to Selling Holders, but only with respect to information relating to such Selling Holder furnished in writing by such Selling Holder or on such Selling Holder's behalf expressly for use in any Resale Registration Statement or Resale Prospectus or any amendment or supplement thereto. Each Holder also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Company provided in this Section 3.6.

                  Section 3.7 Conduct of Indemnification Proceedings. Each indemnified party shall give reasonably prompt notice to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify the indemnifying party (i) shall not relieve it from any liability which it may have under the indemnity agreement provided in Section 3.5 or 3.6 above, unless and to the extent it did not otherwise learn of such action and the lack of notice by the indemnified party results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) shall not, in any event, relieve the indemnifying party from any obligations to the indemnified party other than the indemnification obligation provided under Section 3.5 or 3.6 above. If the indemnifying party so elects within a reasonable time after receipt of notice, the indemnifying party may assume the defense of the action or proceeding at the indemnifying party's own expense with counsel chosen by the indemnifying party and approved by the indemnified party, which approval shall not be unreasonably withheld; provided,
                                                                      --------
however, that if the defendants in any such action or proceeding include both
-------
the indemnified party and the indemnifying party and the indemnified party reasonably determines based upon advice of legal counsel experienced in such matters, that there may be legal defenses available to it which are different from or in addition to those available to the indemnifying party, then the indemnified party shall be entitled to separate counsel at the indemnifying party's expense, which counsel shall be chosen by the indemnified party and approved by the indemnifying party, which approval shall not be unreasonably withheld; provided further, that it is understood that the indemnifying party;
          -------- -------
shall not be liable for the fees, charges and disbursements of more than one separate firm. If the indemnifying party does not assume the defense, after having received the notice referred to in the first sentence of this Section, the indemnifying party will pay the reasonable fees and expenses of counsel for the indemnified party; in that event, however, the indemnifying party will not be liable for any settlement effected without the written consent of the indemnifying party. If an indemnifying party assumes the defense of an action or proceeding in accordance with this Section, the indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified party incurred thereafter in connection with that action or proceeding except as set forth in the proviso in the second sentence of this Section 3.7. Unless and until a final judgment is rendered that an indemnified party is not entitled to the costs of defense under the provisions of this Section, the indemnifying party shall reimburse, promptly as they are incurred, the indemnified party's costs of defense.

                  Section 3.8  Contribution.

                       (a)     If the indemnification provided for in Section
3.5 or 3.6 hereof is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by indemnified party as a result of such losses, claims, damages or liabilities as between the Company on the one hand and each Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each Selling Holder in connection with such statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Selling Holder, and the Company's and the Selling Holder's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                       (b) The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 3.8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in
Section 3.8(a). The amount paid or payable by an indemnifying party as a result of the losses, claims, damages or liabilities referred to in Sections 3.5 and
3.6 hereof shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 3.8, no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the securities of such Selling Holder were offered to the public exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  Section 3.9 Participation in Underwritten Registrations. No Holder may participate in any underwritten registration hereunder unless the Holder (a) agrees to sell his or its Registrable Securities on the basis provided in the applicable underwriting arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents in customary form as reasonably required under the terms of such underwriting arrangements.

                  Section 3.10 Holdback Agreements. Each Holder whose securities are included in a Demand Registration Statement or Piggyback Registration Statement agrees not to effect any sale or distribution of the securities registered or any similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during the fourteen (14) days prior to, and during the ninety (90)-day period beginning on, the effective date of such registration statement (except as part of such registration), if and to the extent requested in writing by the Company in the case of a non-underwritten public offering or if and to the extent requested in writing by the managing underwriter or underwriters in the case of an underwritten public offering.

                                 ARTICLE IV.
                                MISCELLANEOUS

                  Section 4.1 Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligation of any other party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction,

                  Section 4.2 Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the prior written consent of the Company and the Holders holding at least two-thirds (2/3rds) of the then outstanding Registrable Securities and Exchangeable LLC Units. No failure or delay by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon any breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

                  Section 4.3 Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given (a) when delivered by hand or upon transmission by telecopier or similar facsimile transmission device, (b) on the date delivered by a courier service, or (c) on the third Business Day after mailing by registered or certified mail, postage prepaid, return receipt requested, in any case addressed as follows:

                       (a) if to any Holder, to c/o The Boyer Company, L.C., 127 South 500 East, Suite 310, Salt Lake City, Utah 84102, or to such other address and to such other Persons as the Holders may hereafter notify the Company in writing; and

                       (b) if to the Company, to Health Care Property Investors, Inc., 4675 MacArthur Court, Suite 900, Newport Beach, California 92660 (Attention: Edward J. Henning), or to such other address as the Company may hereafter specify in writing.

                  Section 4.4 Successors and Assigns. The rights and obligations of the Holders under this Agreement shall not be assignable by any Holder to any Person that is not a Holder. This Agreement shall be binding upon the parties hereto, the Holders and their respective successors and assigns (including lenders in foreclosure).

                  Section 4.5 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  Section 4.6 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without regard to the conflicts of law provisions thereof.

                  Section 4.7 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  Section 4.8 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter of this Agreement.

                  Section 4.9 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of any provision of this Agreement.

                  Section 4.10 Selling Holders Become Party to this Agreement. By asserting or participating in the benefits of registration of Registrable Securities pursuant to this Agreement, each Holder agrees that it or he will be deemed a party to this Agreement and be bound by each of its terms.

                  Section 4.11 Rule 144. The Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act to the extent required from time to time to enable Holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has filed such reports.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                        HEALTH CARE PROPERTY INVESTORS, INC.,
                                        a Maryland corporation


                                        By:  ________________________________
                                        Name:  Edward J. Henning
                                        Title: Senior Vice President, General
                                               Counsel and Corporate Secretary

                                        UNITHOLDERS

                                        THE BOYER COMPANY, L.C.,
                                        a Utah limited liability company, in
                                        its capacity as Manager of each
                                        limited liability company named below
                                        as a "Unitholder" and in its capacity
                                        as General Partner of each limited
                                        partnership named below as a
                                        "Unitholder"


                                        By:  ________________________________
                                        Name:  Kem C. Gardner
                                        Title: President and Manager


Property                 Unitholder
--------                 ----------
[OLD MILL II]            BOYER OLD MILL II, L.C., a Utah limited liability company


[ARUP I/ARUP II]         BOYER-RESEARCH PARK ASSOCIATES, LTD., a Utah limited partnership

[ARUP III]               BOYER RESEARCH PARK ASSOCIATES VII, L.C., a Utah limited liability company
                         CHIMNEY RIDGE, L.C., a Utah limited liability company

[MYRIAD I/MYRIAD III]    BOYER-FOOTHILL ASSOCIATES, LTD., a Utah limited partnership

[MYRIAD II]              BOYER RESEARCH PARK ASSOCIATES VI, L.C., a Utah limited liability company

[STANSBURY]              BOYER STANSBURY II, L.C., a Utah limited liability company

[RANCHO VISTOSO]         BOYER RANCHO VISTOSO, L.C., a Utah limited liability company

[WESLEY]                 BOYER-ALTA VIEW ASSOCIATES, LTD., a Utah limited partnership

[HCA SUPPLY]             BOYER KAYSVILLE ASSOCIATES, L.C., a Utah limited liability company

[TATUM                   BOYER TATUM HIGHLANDS DENTAL CLINIC, L.C., a Utah limited liability company
DENTAL]

[LANSING]                AMARILLO BELL ASSOCIATES, a Utah general partnership

[EVANSTON]               BOYER EVANSTON, L.C., a Utah limited liability company

[DENVER I/               BOYER DENVER MEDICAL, L.C., a Utah limited liability company
DENVER II]
[NORTHWEST II]           BOYER NORTHWEST MEDICAL CENTER TWO, L.C., a Utah limited liability company

[CALDWELL]               BOYER CALDWELL MEDICAL, L.C., a Utah limited liability company